Exhibit 99.1

Alta Mesa Holdings, LP Announces Termination of its Previously Announced Offer to Exchange

HOUSTON, TEXAS, March 7, 2016 – Alta Mesa Holdings, LP (“Alta Mesa” or the “Company”) today announced that it has terminated its previously announced private offer to exchange (the “Exchange Offer”) any and all of its outstanding 9 5/8% senior notes due 2018 (the “Notes”) held by eligible holders, for new 10 5/8% senior secured third lien term loans of Alta Mesa maturing in 2021 (the “Term Loans”).

The Exchange Offer was set to expire at 11:59 p.m., New York City time, on March 10, 2016 (the “Expiration Time”). Prior to the Expiration Time, Alta Mesa elected to terminate the Exchange Offer pursuant to the terms and conditions set forth in the confidential offer to exchange and consent solicitation statement and a related letter of transmittal, each dated February 11, 2016 (together, the “Offer to Exchange and Solicitation Statement”). As a result of the termination of the Exchange Offer, no Notes will be accepted for exchange and all Notes tendered and not previously withdrawn pursuant to the Exchange Offer will be promptly returned to their respective holders.

Eligible holders of the Notes may contact the information agent for the Exchange Offer, D.F. King & Co., Inc., at (877) 536-1562 (toll-free) or (212) 709-3328 (for banks and brokers), or via the following website: http://www.dfking.com/am, with any questions regarding the termination of the Exchange Offer.

Alta Mesa continues to evaluate its liability management options and may in the future engage in negotiations with noteholders regarding potential alternative transactions, along with possible avenues for increasing its near-term liquidity. There can be no assurance that any such negotiations will be successful or that Alta Mesa will enter into any alternative transaction. Alta Mesa does not intend to provide updates unless or until it determines that disclosure is appropriate or necessary.

Alta Mesa Holdings, LP is a privately held company engaged primarily in onshore oil and natural gas acquisition, exploitation, exploration and production whose focus is to maximize the profitability of our assets in a safe and environmentally sound manner. We seek to maintain a portfolio of lower risk properties in plays with known resources where we identify a large inventory of lower risk drilling, development, and enhanced recovery and exploitation opportunities. We maximize the profitability of our assets by focusing on sound engineering, enhanced geological techniques including 3-D seismic analysis, and proven drilling, stimulation, completion, and production methods. Alta Mesa Holdings, LP is headquartered in Houston, Texas.

Safe Harbor Statement and Disclaimer

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, regarding Alta Mesa’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “play”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements may include statements about Alta Mesa’s: business strategy; reserves quantities and the present value of its reserves; financial strategy, liquidity and capital required for its development program; future realized oil and natural gas prices; timing and amount of future production of oil and natural gas; hedging strategy and results; future drilling plans; marketing of oil and natural gas; leasehold or business acquisitions; costs of developing its properties; liquidity and access to capital; uncertainty regarding its future operating results; and plans, objectives, expectations and intentions contained in this press release that are not historical. Alta Mesa cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating cost, lack of availability of drilling and production equipment and services, environmental risks, weather risk, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks. Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. Specifically, future prices received for production and costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates. Prices for oil or gas began a severe decline in the third quarter of 2014 and remain depressed as of the date of this press release. Sustained lower prices will cause the twelve month weighted average price to decrease over time as the lower prices are reflected in the average price, which may result in the estimated quantities and present values of Alta Mesa’s reserves being reduced. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, Alta Mesa’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may issue. Except as otherwise required by applicable law, we disclaim duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.